Exhibit 99.1

AGL Resources Shareholders Vote to Approve Merger with Southern Company

ATLANTA – Nov. 19, 2015 – Shareholders of AGL Resources (NYSE: GAS) today voted to approve the proposed merger with Southern Company (NYSE: SO), announced on August 24, 2015. Additionally, AGL Resources’ shareholders approved the proposed executive compensation that may be paid or may become payable to the Company’s named executive officers in connection with or following the consummation of the merger.

The merger remains subject to federal and state regulatory approvals, and the transaction is expected to close in the second half of 2016.

Cautionary Statements Regarding Forward-Looking Information

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue” and the negative or plural of these words and other comparable terminology. Although Southern Company and AGL Resources believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the merger or the committed financing may not be satisfied; the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected; the credit ratings of the combined company or its subsidiaries may be different from what the parties expect; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on transaction-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and AGL Resources’ reports filed with the Securities and Exchange Commission. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of Southern Company’s and AGL Resources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2014 and Item 1.A in each of Southern Company’s and AGL Resources’ Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Southern Company or AGL Resources or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this release. Neither Southern Company nor AGL Resources undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

About Southern Company

With more than 4.5 million customers and approximately 46,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast through its subsidiaries. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and affordable prices that are below the national average. Through an industry-leading commitment to innovation, Southern Company and its subsidiaries are inventing America’s energy future by developing the full portfolio of energy resources, including nuclear, 21st century coal, natural gas, renewables and energy efficiency, and creating new products and services for the benefit of customers. Southern Company has been named by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer, listed by Black Enterprise magazine as one of the 40 Best Companies for Diversity and designated a 2014 Top Employer for Hispanics by Hispanic Network. The company earned the 2014 National Award of Nuclear Science and History from the National Atomic Museum Foundation for its leadership and commitment to nuclear development, and is continually ranked among the top utilities in Fortune’s annual World’s Most Admired Electric and Gas Utility rankings. Visit www.southerncompany.com.

About AGL Resources

AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves more than one million retail customers through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities. AGL Resources is a Fortune 500 company and a member of the S&P 500 Index. For more information, visit www.aglresources.com.

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Southern Company Investor Relations

Investor Relations

Dan Tucker

404-506-5310

dstucker@southernco.com

Southern Company Media Relations

866-506-5333

AGL Investor Relations

Investor Relations

Sarah Stashak

404-584-4577

sstashak@aglresources.com

AGL Media Relations

404-584-3167